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                                                                     Exhibit 2.1


                           CERTIFICATE OF ELIMINATION

                                       OF

                             STORMEDIA INCORPORATED



        StorMedia Incorporated, a corporation organized and existing under the General Corporation Laws of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors, at a properly noticed meeting held on May 27, 1998, duly adopted resolutions setting forth the proposed elimination of the Series A Participating Preferred Stock and Series B Participating Preferred Stock as set forth herein:

               "RESOLVED that no shares of the Series A Participating Preferred Stock and Series B Participating Preferred Stock are outstanding, and none will be issued.

               FURTHER RESOLVED that a Certificate of Elimination be executed, which shall have the effect when filed and recorded in Delaware of eliminating from the Amended and Restated Certificate of Incorporation and Certificate of Designations all reference to the Series A Participating Preferred Stock and Series B Participating Preferred Stock."

        SECOND: None of the authorized shares of the Series A Participating Preferred Stock and Series B Participating Preferred Stock are outstanding, and none will be issued.

        THIRD: In accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Amended and Restated Certificate of Incorporation and Certificate of Designations are hereby amended to eliminate all reference to the Series A Participating Preferred Stock and Series B Participating Preferred Stock.



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        IN WITNESS WHEREOF, said Board of Directors of StorMedia Incorporated has caused this certificate to be signed by Stephen Abely, its Vice President, Finance and Chief Financial Officer and attested by Judith M. O'Brien, its Secretary, this 29th day of May, 1998.


                                    /s/ STEPHEN ABELY
                                -------------------------------------------
                                By: Stephen Abely, Vice President, Finance
                                      and Chief Financial Officer


ATTEST:

/s/ JUDITH M. O'BRIEN
-------------------------------------
By: Judith M. O'Brien, Secretary